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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  November 8, 2001

                                  CMGI, Inc.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                 000-23262                  04-2921333
         --------                 ---------                  ----------
    (State or other juris-       (Commission               (IRS Employer
  diction of incorporation)      File Number)            Identification No.)

   100 Brickstone Square, Andover, MA                    01810
   ----------------------------------                    -----
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (978) 684-3600

                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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     On November 8, 2001, CMGI, Inc. (the "Company") completed transactions pursuant to a previously announced agreement with Compaq Computer Corporation ("Compaq") and Compaq Financial Services Corporation ("CFS").

     Compaq exchanged $220.0 million in aggregate principal amount of promissory notes issued by the Company, plus the accrued interest thereon, for a combination of $75.0 million in cash, 4,445,056 shares of the Company's common stock, and the Company's 49% ownership interest in its affiliate B2E Solutions, LLC.

     Additionally, NaviSite, Inc. ("NaviSite"), a subsidiary of the Company, purchased certain equipment, which NaviSite previously leased from CFS, by
issuing a note payable in the face amount of approximately $35.0 million.   CFS
and the Company also loaned NaviSite $20.0 million and $10.0 million, respectively, in cash. In exchange for the cash infusion, NaviSite issued notes payable in the face amounts of $20.0 million and $10.0 million to CFS and the Company, respectively, making the total notes payable issued by NaviSite to CFS and the Company, approximately $55 million and $10 million, respectively. The notes require payment of interest only, at 12% per annum, for the first three years from the date of issuance and then repayment of interest and principal, on a straight-line basis, over the next three years until maturity on the sixth anniversary of the date of issuance. At NaviSite's option, it may make interest payments (i) 100% in shares of NaviSite common stock, in the case of amounts owed to the Company, and (ii) approximately 16.67% in shares of NaviSite common stock through December 2003, in the case of amounts owed to CFS. Subject to NaviSite stockholder approval, the principal balance will be convertible into NaviSite common stock at the option of the holders at any time prior to or at maturity at a rate of $0.26 per share. If this conversion feature is exercised by CFS, the Company's ownership in NaviSite would drop below 50% and the Company would no longer consolidate NaviSite's financial results which currently represent a substantial portion of its Infrastructure and Enabling Technologies segment. The Company also converted its $80.0 million in aggregate principal amount of notes receivable from NaviSite, plus the accrued interest thereon, into approximately 14.8 million shares of NaviSite common stock. The Company also converted approximately $16.2 million in other amounts receivable from NaviSite into approximately 9.9 million shares of NaviSite common stock.

     Finally, AltaVista Company ("AltaVista"), a subsidiary of the Company, purchased certain equipment, which AltaVista previously leased from CFS, for $20.0 million in cash.

     The foregoing description of the agreements and transactions by and among the Company, NaviSite, AltaVista and Compaq and its affiliates does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements which are filed as exhibits to the Company's Current Report on Form 8-K dated October 29, 2001 and are incorporated herein by reference.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2001                CMGI, Inc.
                                      ----------
                                      (Registrant)



                                      By: /s/ George A. McMillan
                                      --------------------------------
                                      George A. McMillan
                                      Chief Financial Officer and Treasurer

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